Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations Contact: Don Duffy/Brian Prenoveau 203-682-8200

Media Contact: Alecia Pulman 203-682-8200

Jamba, Inc. Reports Financial Results For The First Fiscal Quarter Ended May 1, 2007

Revenue Up 22% On Company Store Comparable Sales Growth Of 4.2%

Emeryville, CA, June 11, 2007 (BUSINESS WIRE) — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) (the “Company”) today reported financial results for the fiscal first quarter ended May 1, 2007.

The Company’s GAAP-financial statements include the results of its wholly owned subsidiary, Jamba Juice Company, for the 16 weeks ended May 1, 2007. In addition, the Company is providing supplemental pro forma results of operations for the 16 weeks ended May 1, 2007 that reflect the current period effect of certain purchase accounting adjustments related to its acquisition of Jamba Juice Company in November 2006 and adjustments related to the adoption of SFAS 123(R), Share-Based Payment, to give relevant comparative financial results with the similar prior year period.*

Highlights of the Company’s fiscal first quarter ended May 1, 2007:

•	Record revenue of $89.4 million

•	The record first quarter opening of 17 company-owned and 9 franchise new stores, including the first company-owned store in Oregon and three new company-owned stores in Florida.

•	Comparative store sales increased 4.2% for company-owned stores and 2.9% for franchise stores.

“Our drive to accelerate Jamba’s brand presence as a public company is off to a great start with the opening of a record 26 new stores in the first quarter. We are making the investments necessary to support the execution of our growth strategy, including the implementation of key business initiatives that we expect will drive new and existing store sales,” said Paul Clayton, Chief Executive Officer of the Company,

“We are also excited about the developments in our new product pipeline. Our expanded ‘All-Fruit’ smoothie platform was launched at the end of the quarter and it includes two new All-Fruit smoothies, Peach Perfection and Pomegranate Paradise, which have been particularly well received by our customers and one of our most successful launches ever. We have a number of test platforms that will occur throughout the balance of the year designed to introduce our brand to new users, drive customer frequency and expand day-parts,” concluded Mr. Clayton.

The Company’s Financial Results for the First Fiscal Quarter Ended May 1, 2007

Following the completion of the acquisition of Jamba Juice Company by the Company on November 29, 2006 and the subsequent name change of the Company from Services Acquisition Corp. International (“SACI”) to Jamba, Inc., the Company changed its fiscal year reporting period. The Company now operates on a fiscal 16-12-12-12 week operating calendar year ending on the Tuesday closest to December 31st of each year. The Company’s second fiscal quarter will be a 12-week operating period ending on July 24, 2007. Additionally, 2007 will be a transition year to the new fiscal calendar and, as a result, the fourth quarter of fiscal ‘07 will be an 11-week operating period.

In the first fiscal quarter, 26 new stores were opened, 17 of which were company-owned. Also, during the quarter, the Company acquired 10 franchise stores in central California.

Revenue was $89.4 million and is primarily attributable to from smoothie and juice sales.

Cost of sales was $23.6 million, or 27.3% of company-owned store revenue.

Labor costs were $28.9 million, or 33.5% of company-owned store revenue.

Occupancy costs were $11.0 million, or 12.7% of company-owned store revenue.

Store operating expense was $11.1 million, or 12.8% of company-owned store revenue. Store operating expense includes all costs to operate the store, including costs for advertising and marketing.

General and administrative expenses were $15.0 million, or 16.8% of total revenue. General and administrative expenses include stock-based compensation expenses as a result of the Company’s adoption of SFAS No. 123(R), increased costs associated with being a public company, including audit and legal fees, consulting fees, and investments in personnel and infrastructure.

Store pre-opening expenses were $1.2 million, or 1.3% of total revenue, attributable to opening 17 company-operated stores were opened in the first quarter.

Other operating expenses were $1.6 million, or 1.8% of total revenue. These costs include $0.6 million effect of a purchase accounting adjustment relating to jambacard redemptions in the 16 week period ended May 1, 2007.

For the fiscal first quarter ended May 1, 2007, the Company reported net income of $11.9 million, or $0.20 per fully diluted share, which includes a pre-tax non-cash gain of $15.2 million, or $0.26 per fully diluted share, related to the change in the fair value of derivative liabilities. The derivative liability relates to warrants issued in the 2005 initial public offering of SACI.

The Company’s Pro Forma Results for the First Fiscal Quarter Ended May 1, 2007 compared to Pro Forma Results from the Prior Year Period*

To provide a more meaningful comparison of operating results from the first fiscal quarter to the operating results of the same period a year ago, the Company has provided the following discussion of pro forma financial results for the period ended May 1, 2007 as compared to the same period ended May 1, 2006. These pro forma adjustments for 2007 are a result of certain purchase accounting adjustments related to the Company’s acquisition of Jamba Juice Company in November 2006 and the effects of the adoption of FAS 123(R) in fiscal 2006. The pro forma results for the prior year period include the results of operations of Jamba Juice Company as though the acquisition had occurred as of the beginning of fiscal 2006.

Revenue increased 22% to $89.4 million from $73.5 million in the prior year period. The growth in revenue was primarily attributable to revenue from new stores and the effects of positive comparable store sales in the quarter.

Company-owned store comparable store sales were 4.2% compared to negative (3.5%) in the prior year period. Franchise store comparable store sales were 2.9% compared to 1.4% in the prior year period.*

Costs of sales increased to $23.6 million, or 27.3% of company-owned store revenue, as compared with 25.4% in the prior year period. Costs were negatively impacted by the January fruit freeze that destroyed a significant percentage of the California orange crop. There was also higher frozen fruit costs associated with strawberries and blueberries in the quarter.

Labor costs increased to $28.9 million, or 33.5% of company-owned store revenue, as compared with 33.0% in the prior year period. The higher costs were driven by a company-wide initiative of foundational training that aims to develop an internal pipeline of team member talent to support our accelerated growth plans. This new project was initiated during the first quarter of this fiscal year. Wage increases across the State of California also contributed to the higher labor costs.

Occupancy costs increased to $10.5 million, or 12.2% of company-owned store revenue, as compared with 12.6% in the prior year period. The higher costs were primarily due to the 72 new company-owned stores opened between May 2, 2006 and May 1, 2007.

Store operating expenses increased to $11.1 million, or 12.8% of company-owned store revenue, as compared with 12.1% in the prior year period. The higher costs were driven primarily by increased investment in marketing costs during the quarter.

Store level operating income increased $296,000, or 3.7%, on $15.6 million higher revenue. Income was negatively affected by increased cost of sales, labor costs and occupancy costs.

General and administrative expenses increased to $13.9 million, or 15.5% of total revenue, compared to 13.5% in the prior year period. On a comparable period basis, the Company incurred approximately $1.5 million in increased costs associated with being a public company including higher legal and audit fees, consulting fees and the investments in personnel and infrastructure that are being implemented to aid in the Company’s growth plans.

Store pre-opening expenses increased to $1.2 million, or 1.3% of total revenue, compared to 0.6% from the prior year period. This increase is a direct result of more store openings as well as the preparation for a greater number of new store openings in the upcoming quarters. In the first fiscal quarter of 2007, the Company opened 17 new company-owned stores as compared to six in the prior year period.

Other expenses increased to $1.0 million, or 1.1% of total, as compared to 0.4% in the prior year period. The increase in other expense is primarily due to a decrease in breakage income recorded on our jambacards.

Capital Resources

On May 1, 2007, the Company had cash and cash equivalents of $66.6 million. The Company also had a $35 million line of credit, which it terminated May 1, 2007. The Company intends to use its available cash resources to invest in its core business, primarily through building out new locations or upgrading existing locations and other new business opportunities related to its core business. The Company may also use its available cash resources to make additional acquisitions of franchisees’ stores.

Conference Call

Steve Berrard, Chairman, Paul Clayton, CEO and Don Breen, CFO of the Company will conduct an earnings conference call to discuss first quarter financial results on June 11, 2007 at 5:00 p.m. ET. The call can be accessed live over the phone by dialing 800-811-8824 or for international callers by dialing 913-981-4903. A simultaneous webcast of the call will be available by visiting http://www.jambajuice.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing 888-203-1112 or 719-457-0820 for international callers; the pin number is 8201614. The replay will be available until June 25, 2007.

About Jamba, Inc.

Jamba, Inc. is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE ® stores. Founded in 1990, JAMBA JUICE is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. Today, JAMBA JUICE has more than 630 stores, of which more than 400 are company-owned and operated. For the nearest location or a complete menu including new All Fruit™ smoothies, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at http://www.jambajuice.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Forward-looking statements in this release include those related to revenue growth and expectations regarding store openings, market development and commodity and other costs. Such forward-looking statements, based upon the current beliefs and expectations of Jamba, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: demand for the products and services that Jamba, Inc. provides; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba, Inc. is engaged; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company does not assume any obligation to update the information contained in this press release.

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

MAY 1, 2007 AND JANUARY 9, 2007

(Unaudited)

(In thousands)	May 1, 2007	January 9, 2007
Assets
Current assets:
Cash and cash equivalents	$66,620	$87,379
Restricted cash	500	—
Receivables, net of allowances of $90 and $96, respectively	3,368	3,420
Inventories	2,988	2,356
Deferred income taxes	6,150	6,170
Prepaid rent	2,647	1,880
Prepaid expenses and other current assets	5,347	3,563

Total current assets	87,620	104,768

Property, fixtures and equipment, net	99,187	85,305
Goodwill	100,384	94,162
Trademarks and other intangible assets, net	177,280	177,580
Other long-term assets	3,636	5,738

Total assets	$468,107	$467,553

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,277	$10,456
Accrued compensation and benefits	8,368	6,702
Workers’ compensation and health self-insurance reserves	4,038	3,917
Accrued store value cards	17,484	19,712
Litigation settlement payable	—	614
Other accrued expenses	6,105	4,749
Other liability	4,011	—
Derivative liability	56,047	71,197

Total current liabilities	107,330	117,347

Deferred income tax	55,872	60,331
Deferred rent and other long-term liabilities	5,942	4,000
Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized and 51,881,616 shares issued and outstanding	52	52
Additional paid-in-capital	342,396	341,256
Accumulated deficit	(43,485)	(55,433)

Total stockholders’ equity	298,963	285,875

Total liabilities and stockholders’ equity	$468,107	$467,553

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE 16 WEEK PERIODS ENDED MAY 1, 2007 AND MAY 2, 2006

(Unaudited)

(In thousands, except share and per share amounts)	May 1, 2007	May 2, 2006
Revenue:
Company stores	$86,161	$—
Franchise revenue	3,224	—

Total revenue	89,385	—

Operating expenses:
Cost of sales	23,552	—
Labor costs	28,865	—
Occupancy costs	10,951	—
Store operating expense	11,060	—
Depreciation and amortization	5,250	—
General and administrative expense	15,003	—
Store pre-opening expense	1,163	—
Other operating expense	1,589	—
Formation and operating costs	—	224

Total operating expenses	97,433	224

Loss from operations	(8,048)	(224)

Other income (expense):
Gain (loss) from derivative liability	15,150	(82,335)
Interest income	1,396	1,153
Interest expense	(111)	—

Total other income	16,435	(81,182)

Net income / (loss) before income tax	8,387	(81,406)

Income tax benefit (expense)	3,561	(97)

Net income (loss)	$11,948	$(81,503)

Weighted-average shares used in computation of earnings (loss) per share:
Basic	51,881,616	21,000,000
Diluted	58,639,086	21,000,000

Earnings (loss) per share:
Basic	$0.23	$(3.88)
Diluted	0.20	(3.88)

*Use of Non-GAAP Financial Measures

In this earnings release, conference calls, slide presentations or webcasts, the Company may use or discuss pro forma financial results for the period ended May 1, 2007 for the Company as compared to the same period ended May 1, 2006 for Jamba Juice Company. This pro forma financial information uses non-GAAP financial measures as defined by SEC Regulation G, including certain purchase accounting adjustments and the effects of the adoption of FAS 123(R) in 2006. Since the Company was not an operating company prior to its acquisition of Jamba Juice Company and because of the nature of the adjustments, management believes the pro forma financial information is a more meaningful and informative measure of the Company’s financial performance and believes it is useful to investors in evaluating operating performance. The Company does not intend for this pro forma financial information to be considered in isolation or as a substitute for any GAAP measure. This pro forma financial information, as presented, may not be comparable to similarly titled measures of other companies.

The Company defines store-level operating income to be Company store revenue minus operating costs, excluding store closures and impairment costs in the event closure or impairment charges are incurred. It does not include marketing, general and administrative costs, depreciation and amortization, franchise and other revenue and other operating and pre-opening costs. The Company believes that store level operating income is an important measure of financial performance because it is widely regarded in the restaurant industry as a useful metric by which to evaluate continuing store-level operating efficiency and performance. Store-level operating income is not a measurement determined in accordance with GAAP and should not be considered in isolation or as an alternative to income from operations or net income as indicators of financial performance. Store-level operating income as presented may not be comparable to other similarly titled measures of other companies.

Franchise store revenue is not included in the Company’s financial statements. However, franchise store revenue results in royalties which are included in franchise revenue. Franchise comparable store sales are non-GAAP financial measures that reflect year-over-year revenue change for franchise stores that are open at least 13 full four-week periods. The Company believes that franchise store revenue and franchise comparable store sales information is useful in assessing the consumer acceptance of the brand and facilitates an understanding of financial performance.

PROFORMA 2007 JAMBA INC (W/OUT PURCHASE ACCT & FAS 123R) TO PROFORMA 2006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE 16 WEEK PERIODS ENDED MAY 1, 2007 AND MAY 2, 2006

(Unaudited)

	PROFORMA 2007 W/OUT PURCHASE ACCTG & FAS 123R							PROFORMA 2006
(In thousands)	Jamba, Inc. May 1, 2007	% of Revenue	Effect of Purchase Accounting and FAS 123(R)		Jamba, Inc. May 1, 2007	% of Revenue		Jamba, Inc. May 2, 2006	% of Revenue
Revenue:
Company stores	$86,161	96.4%			$86,161	96.4%		$70,512	96.0%
Franchise revenue	3,224	3.6			3,224	3.6		2,971	4.0

Total revenue	89,385	100%	—		89,385	100.0		73,483	100.0

Operating expenses:
Cost of sales	23,552	27.3 (1)			23,552	27.3	(1)	17,936	25.4 (1)
Labor costs	28,865	33.5 (1)			28,865	33.5	(1)	23,245	33.0 (1)
Occupancy costs	10,951	12.7 (1)	$(479	) (5)	10,472	12.2	(1)	8,869	12.6 (1)
Store operating expense	11,060	12.8 (1)			11,060	12.8	(1)	8,546	12.1 (1)
Depreciation and amortization	5,250	5.9	(230	) (2)	5,020	5.6		4,130	5.6
General and administrative expense	15,003	16.8	(1,141	) (3)	13,862	15.5		9,910	13.5
Store pre-opening expense	1,163	1.3			1,163	1.3		470	0.6
Other operating expense	1,589	1.8	(596	) (4)	993	1.1		301	0.4
Formation and operating costs								224	0.3

Total operating expenses	97,433	109.0	(2,446)		94,987	106.3		73,631	100.2

Income (loss) from operations	(8,048)	(9.0)	2,446		(5,602)	(6.3)		(148)	(0.2)

Gain / (loss) from derivative liability	15,150	16.9			15,150	16.9		(82,335)	(112.0)

Other income (expense):
Interest income	1,396	1.6	—		1,396	1.6		1,198	1.6
Interest expense	(111)	(0.1)	—		(111)	(0.1)		(452)	(0.6)

Total other income (expense)	1,285	1.4	—		1,285	1.4		746	0.8

Net income / (loss) before income tax	8,387	9.4	2,446		10,833	12.1		(81,737)	(111.2)

Income tax benefit (expense)	3,561	4.0	(1,040)		2,521	4.0		(193)	(0.2)

Net income (loss)	$11,948	13.4%	$1,406		$13,354	16.1%		$(81,930)	(111.5)%

# of New Stores
Company	17							6
Franchise	9							10

System	26							16

(1) Percent of Company Store revenue.
(2) Excludes the effect of amortization of acquisition related intangible assets.
(3) Excludes the effect of non-cash stock-based compensation expense related to stock options and restricted stock awards granted.
(4) Excludes the current period expense effect of acquisition write-down of jambacard liability. (5) Excludes the effect of the acquisition write off of deferred rent balance.

RECONCILIATION OF GAAP TO PRO FORMA STORE LEVEL OPERATING INCOME

FOR THE 16 WEEK PERIODS ENDED MAY 1, 2007 AND MAY 2, 2006

(Unaudited)

(In thousands)	Jamba, Inc. May 1, 2007	Jamba, Inc. May 2, 2006
GAAP income (loss) from operations	$(8,048)	$(148)

Effect of adjustment of deferred rent	479
Effect of amortization of intangible assets	230
Effect of stock-based compensation	1,124
Effect of write-down of jambacard liability	596

Pro forma loss from operations (A)	(5,619)	(148)
Franchise revenue	(3,224)	(2,971)
Depreciation and amortization	5,020	4,130
General and administrative expense	13,879	9,910
Store pre-opening expense	1,163	470
Other operating expense	993	301
Formation and operating expense	—	224

Pro forma store level operating income (B)	$12,212	$11,916

(A)	Pro forma loss from operations excludes the impact of the acquisition and non-cash stock-based compensation expense.
(B)

This includes the pro forma loss for operations as discussed in Note A. Pro forma store level operating income does not include franchise revenue, pro forma general and administrative, pro forma depreciation and amortization, pro forma pre-opening and pro forma other operating expenses.

JAMBA JUICE COMPANY

SELECTED FINANCIAL DATA BY QUARTER

FOR THE FISCAL YEAR ENDED JANUARY 9, 2007

(Unaudited)

	FY 2006
(In thousands)	16 Weeks Ended May 2, 2006		% of Revenue		12 Weeks Ended July 25, 2006	% of Revenue		12 Weeks Ended October 17, 2006		% of Revenue		12 Weeks Ended January 9, 2007		% of Revenue
Revenue:
Company stores	$70,512		96.0%		$75,659	96.4%		$64,642		96.0%		$47,460		95.4%
Franchise and other revenue	2,971		4.0		2,817	3.6		2,715		4.0		2,269		4.6

Total revenue	73,483		100.0		78,476	100.0		67,357		100.0		49,729		100.0
Operating expenses:
Cost of sales	17,936		25.4	(1)	19,061	25.2	(1)	16,475		25.5	(1)	12,912		27.2	(1)
Labor costs	23,245		33.0	(1)	22,887	30.3	(1)	20,154		31.2	(1)	17,492		36.9	(1)
Occupancy costs	8,869		12.6	(1)	6,433	8.5	(1)	6,847		10.6	(1)	7,200		15.2	(1)
Store operating expense	8,546		12.1	(1)	7,322	9.7	(1)	7,435		11.5	(1)	7,542		15.9	(1)
Depreciation and amortization	4,130		5.6		2,915	3.7		3,291		4.9		3,494		7.0
General and administrative expense	9,910		13.5		6,755	8.6		8,489		12.6		8,807		17.7
Store preopening expense	470		0.6		1,076	1.4		502		0.7		639		1.3
Other operating expense	301		0.4		3,075	3.9		1,718		2.6		695		1.4

Total operating expenses	73,407		99.9		69,524	88.6		64,911		96.4		58,781		118.2

Income (loss) from operations	76		0.1		8,952	11.4		2,446		3.6		(9,052)		(18.2)
Interest expense, net	407		0.6		233	0.3		112		0.2		110		0.2
Income (loss) before income taxes	(331)		(0.5)		8,719	11.1		2,334		3.5		(9,162)		(18.4)
Income tax benefit (expense)	(96)		(0.1)		(3,752)	(4.8)		(1,155)		(1.7)		3,046		6.1

Net income (loss)	$(427)		(0.6	) %	$4,967	6.3%		$1,179		1.8%		$(6,116)		(12.3	) %

Number of new stores
Company	6				22			9				12
Franchise	10				6			7				8

System	16				28			16				20

Comparable sales
Company	(3.5	) %			5.9%			(3.6	) %			(1.3	) %
Franchise	1.4%				5.7%			0.1%				(1.1	) %
System	(1.8	) %			5.9%			(2.4	) %			(1.2	) %

(1)	Percent of Company store revenue